UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1, PRE_EFFECTIVE AMENDMENT 4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

E C CONSULTING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization

7363
(Primary Standard Industrial Classification Code Number

27-2997331
(I.R.S. Employer Identification Number)

Im Aeschfeld 12, CH-4147 Aesch, Switzerland; +41 (0) 61 703 8676
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Im Aeschfeld 12, CH-4147 Aesch, Switzerland; +41 (0) 61 703 8676
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies of communications to:
Frank J. Hariton, Attorney-at-Law 1065 Dobbs Ferry Road White Plains, New York 10607 914-674-4373; (fax) 914-693-2963

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   X  .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

1

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee

Common stock, $0.001 par value per share	2,000,000 shares	$0.01	$ 20,000	$ 1.43

*Previously paid with initial filing

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

 Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion __, 2012

2,000,000 SHARES

COMMON STOCK

E C CONSULTING INTERNATIONAL, INC.

E C Consulting International, Inc. is offering for sale a total of 2,000,000 shares of its common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means that our president and chief executive officer, Dr. Jean-Claude E. Gehret, will attempt to sell the shares. This prospectus will permit our president and chief executive officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that he may sell. Dr. Gehret will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled "Plan of Distribution."

All subscription funds will be deposited in a noninterest-bearing account by the escrow agent. The Company reserves the right to begin using these proceeds as soon as the funds have been received or any time thereafter and will retain broad discretion in the allocation of the net proceeds of this offering. The precise amounts and timing of the Company’s use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. The offering will be completed 180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable (except as to any states that require a statutory cooling-off period or rescission right). For more information, see the section of this prospectus entitled "Plan of Distribution."

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

	Number of Shares	Offering Price	Underwriting Discounts and Commissions	Net Proceeds to the Company

Per Share	1	$ 0.01	$ 0.00	$ 0.01
Total	2,000,000	$ 20,000	$ 0.00	$ 20,000

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___, 2012.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion __, 2012

PROSPECTUS SUMMARY

About E C Consulting International, Inc.

E C Consulting International, Inc. was founded in 2000 as a sole proprietorship doing business under the name “Educons.” It went through several changes in legal form before being incorporated as a C corporation under the laws of the State of Nevada on July 7, 2010. The incorporation effort included the Company issuing 24,000,000 shares of common stock to Dr. Jean-Claude E. Gehret, who founded and managed the business, and 1,000,000 shares to Danielle J. Gehret, its other director, for services rendered. These services involving the incorporation planning were valued at $25,000. Danielle J. Gehret is the wife of Dr. Jean-Claude E. Gehret. The day-to-day operations of the Company did not change as a result of the change in legal structure.

The Company has no plans to be acquired by or merge with any other company nor does the Company or any of its shareholders have any plans to enter into a change of control or similar transaction.

Dr. Gehret, through E C Consulting International, Inc. and its predecessor entities,  has provided seminars to employees of companies, principally pharmaceutical companies, in Switzerland, Germany, France and Italy. E C Consulting International, Inc.  plans on providing seminars in the United States. The seminars are designed to help people who are managers, marketers or sales people at all levels to learn how to deal with fellow employees, subordinates and customers more effectively. The seminars involve business relationship management, customer relationship management and time management. The emphasis is to have each individual understand their own personality and motivations and then to understand the inner personality and motivations of the people with whom they are dealing so as to be more effective. Seminars last from one to three days and are given in French, German and Italian. If seminars are given in the United States, they will be given in English. Dr. Jean-Claude E. Gehret is licensed by STRUCTOGRAM and uses the STRUCTOGRAM method for his seminars. Revenue from seminars has decreased during the past few years in comparison to what they had been because the economic factors facing potential clients has resulted in many of them reducing or eliminating discretionary expenses such as employee seminars. Revenue for the fiscal years ended March 31, 2012 and 2011 was $73,253 and $38,022, respectively.

At   December 4, 2012, we had one employee, our founder and president, Dr. Jean-Claude E. Gehret. Dr. Gehret devotes fulltime to us. Subcontractors have and can be used to assist in the case of larger seminars.

ECC  has virtually no financial resources. We have negative working capital and a cumulative net loss of $(31,735) at September 30, 2012. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the fiscal year ended March 31, 2012, that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

Our executive offices are located at Im Aeschfeld 12, CH-4147 Aesch, Switzerland, and our telephone number is +41 (0) 61 703 8676. We may refer to ourselves in this prospectus as "ECC,” the “Company,” "we," or "us.”

The Offering

Although ECC will not raise a significant amount of funds from this offering, we believe, based solely on our own observations which were not linked to any formal studies, that larger companies will find the proposal from a public company seeking to provide seminar services more appealing than a similar proposal from a small, closely-held private company.

ECC is offering for sale a maximum of 2,000,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our founder, president, and chief executive officer, Dr. Gehret, will attempt to sell the shares himself making him a statutory underwriter under the Securities Act. This prospectus will permit our founder, president, and chief executive officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that he may sell. Dr. Gehret will sell the shares himself and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the "Exchange Act"). The intended methods of communication include, without limitation, telephone and personal contacts.

The proceeds from the sale of the shares in this offering will be payable to Frank J. Hariton,  - Escrow Account. ECC’s escrow agent, Frank J. Hariton, acts as legal counsel for ECC and, therefore, may not be considered an independent third party. All subscription agreements and checks are irrevocable and should be delivered to Frank J. Hariton at the address provided in the Subscription Agreement.

All subscription funds initially will be deposited in a noninterest-bearing account by the escrow agent and will be forwarded to the Company at the end of each week. The Company reserves the right to begin using these proceeds as soon as the funds have been received or any time thereafter and will retain broad discretion in the allocation of the net proceeds of this offering. The precise amounts and timing of the Company’s use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. We are utilizing an escrow agent to ensure that the subscription agreements are properly executed, that funds clear before shares are released to investors, and that investors receive shares when the Company receives funds.

The offering will be completed 180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable.

The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 90 days of the close of the offering or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•

a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

•

an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

•

an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

•

an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

•

an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

•

reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company,  ECC is exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

•

the first fiscal year following the fifth anniversary of this offering,

•

the first fiscal year after our annual gross revenues are $1 billion or more,

•

the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

•

as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Summary

Shares of common stock offered by us	A maximum of 2,000,000 shares. There is no minimum number of shares that must be sold by us for the offering to close.

Use of proceeds	ECC will apply the proceeds from the offering to pay professional fees and other general expenses of the offering.

Termination of the offering

The offering will conclude when all 2,000,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. ECC may at its discretion extend the offering for an additional 180 days.

Risk factors

The purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.

We have only two directors, one of whom is our principal executive officer and the other is the wife of our principal executive officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives her significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

Trading Market

None. While a market maker has filed a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”), such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Even if ECC’s common stock is quoted or granted listing, a market for the common shares may not develop.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:
	March 31, 2012	March 31, 2011	September 30, 2012 Unaudited
Current assets	$ 8,645	$ 1,214	$ 2,322

Current liabilities	$ 8,223	$ -	$ 4,318

Stockholders’ equity (deficit)	$ 422	$ 1,214	$ (5,737)

Operating:	For the fiscal year ended March 31,		Six months ended September 30,
	2012	2011	2012	2011
(unaudited)
Net revenues	$ 73,253	$ 38,022	$ 14,497	$ 21,634
Operating expenses	$ 73,638	$ 69,942	$ 20,778	$ 19,932
Net income (loss)	$ (385)	$ (31,920)	$ (6,281)	$ 1,702
Net income (loss) per common share basic and diluted	$ (0.00)	$ (0.00)	$ (0.00)	$ 0.00
Weighted average number of shares outstanding – basic and diluted	25,000,000	25,000,000	25,000,000	25,000,000

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks were to develop, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.

ECC has virtually no financial resources. Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

ECC  has virtually no financial resources. We have negative working capital and a cumulative net loss of $(31,735) at September 30, 2012. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the fiscal year ended March 31, 2012 that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

2.

ECC is and will continue to be completely dependent on the services of our founder and president, Dr. Jean-Claude E. Gehret, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

ECC’ operations and business strategy are completely dependent upon the knowledge and business connections of Dr. Gehret. He is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason or if he becomes ill and is unable to work for an extended period of time before we have hired additional personnel, our operations will likely fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus. We will fail without the services of Dr. Gehret or an appropriate replacement(s).

We intend to acquire key-man life insurance on the life of Dr. Gehret naming us as the beneficiary when and if we obtain the resources to do so and if she is insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

3.

Some of our competitors have significantly greater financial and marketing resources than do we.

Some of our competitors have significantly greater financial and marketing resources than do we. There are no assurances that our efforts to compete in the marketplace will be successful.

4.

Demand for our services decreases significantly during periods of economic downturn.

Providing staff training services to employees is generally considered to be a very discretionary cost. During economic downturns, many companies seek to lower costs. Discretionary costs like ours tend to be the first costs that are cut. As a result, demand for our services is significantly reduced. Because of that, bids for the remaining demand become significantly more competitive resulting in lower prices and profits.

5.

We intend to become subject to the periodic reporting requirements of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

In no case will the proceeds of this offering be sufficient to assist us in any way to meet any portion of these incremental costs of being public.

6.

Dr. Jean-Claude E. Gehret, our chief executive officer, chief financial officer and principal accounting officer has no significant experience managing a public company and no meaningful accounting or financial reporting education or experience and, accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Dr. Jean-Claude E. Gehret has no significant experience managing a public company and no meaningful financial reporting education or experience. He is and will be heavily dependent on engaging and dealing with outside professional advisors, primarily lawyers and financial advisors/accountants who are and will not be affiliated with our independent auditors. We have no formal arrangements with professionals to help Dr. Gehret and cannot provide any assurances that we will be able to establish arrangements with professionals on terms or costs that are acceptable or affordable to us.

7.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•

pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

•

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

8.

Having only two directors limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have only two directors, one of whom is our principal executive officer and the other is his wife. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives her significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

9.

Dr. Jean-Claude E. Gehret, our president, has made all decisions concerning his compensation. These decisions may not be in the best interests of other investors.

There is no employment contract with Dr. Jean-Claude E. Gehret at this time. Nor are there any agreements for compensation in the future. Dr. Gehret’s compensation has not been fixed or based on any percentage calculations. He has made all decisions determining the amount and timing of his compensation. He will continue making decisions about the timing and amount of his compensation until, if ever, we have a sufficient number of directors to establish a compensation committee of the board of directors. Dr. Gehret’s decisions about his compensation may not be in the best interests of other shareholders.

10.

We operate in foreign countries so our reported financial results are impacted by variations in foreign currency exchange rates.

Our operations are currently in foreign countries. Historically, our billings and payments have been denominated in Swiss francs. As a result, our reported financial results are and will be significantly impacted by variations in the exchange rates between the US dollar and the Swiss franc.

Risks Related to Our Common Stock

11.

The Company is selling the shares offered in this prospectus without an underwriter and may not be able to sell all or any of the shares offered herein.

The common shares are being offered on our behalf by Dr. Gehret, our president, on a best-effort basis. No broker-dealer has been retained as an underwriter, and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the Company, through its president, is capable of selling all, or any, of the common shares offered hereby. The sale of just a small number of shares increases the likelihood of no market ever developing for our shares.

12.

Since there is no minimum for our offering, if only a few persons purchase shares they will lose their money immediately without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early and only share purchasers would be lost immediately.

13.

We have no firm commitments or commitments of any kind to purchase any of our shares and may be unable to sell enough shares to create a market for the shares.

We have no firm commitment or commitments of any kind for the purchase of any shares and may be unable to identify investors to purchase the shares.

14.

The offering price of our common stock has been determined arbitrarily and has no direct link to our operations or assets.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment.

15.

You may not revoke your subscription agreement once it is accepted by the Company or receive a refund of any funds advanced in connection with your accepted subscription agreement and as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke the agreement or request a refund of any monies paid in connection with the subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this offering as soon as the funds have been received and will retain broad discretion in the allocation of the net proceeds of this offering. The precise amounts and timing of the Company’s use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company’s business strategy and accomplish the Company’s objectives. Accordingly, the Company’s business may fail and we will have to cease our operations. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

16.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (74,000,000 shares) but unissued (47,000,000 shares) assuming the sale of 2,000,000 shares in this offering. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders may further dilute common stock book value, and that dilution may be material.

17.

The proposed aggregate proceeds of the offering are less than the estimated cost of the offering, so the Company will receive no economic benefits from the completion of the offering.

The proposed aggregate proceeds of the offering ($20,000) are substantially less than the proposed costs to complete the offering ($45,000). We will, therefore, receive no financial benefit from the completion of the offering and will have to pay for some of the costs of the offering from the proceeds of operations or from other sources such as loans from officers or from related and unrelated parties.

18.

The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our Company.

Our president will own a significant majority of outstanding shares after the completion of the offering. In addition, our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Although transactions, other than those described in this prospectus, are not currently being contemplated or discussed, our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our Company or participate in other transactions, including entering into possible business combinations, without the support of other shareholders.

19.

Our chief executive officer controls all corporate activities and can approve all transactions, including mergers, without the approval of other shareholders.

Our chief executive officer has a sufficient number of shares to control all corporate activities and can approve transactions, including possible mergers, issuance of shares and her compensation level, without the approval of other shareholders. Her decisions may not be in the best interests of other shareholders.

20.

Because company’s headquarters are located outside of the United States, U.S. investors may experience difficulties in attempting to effect service of process and to enforce judgments based upon U.S. Federal Securities Laws against the company and its non U.S. resident officer and director.

Although we are organized under the laws of State of Nevada, Dr. Jean-Claude E. Gehret, our sole officer and director is not a U.S. citizen or resident, and our headquarters are located in Switzerland. Consequently, it may be difficult for investors to effect service of process on him and to enforce judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws. Since a substantial portion of our assets will be located in Switzerland it may be difficult or impossible for U.S. investors to collect a judgment against us. Any judgment obtained in the United States against us may not be enforceable in the United States.

21.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation at Article XI provide for indemnification as follows: "No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification."

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

22.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. A market maker has filed    an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require or that any buying of our shares will ever take place.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions. See “Plan of Distribution” and Risk Factor #24 below.

23.

Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

24.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

Our shares will be considered a “penny stock.”  Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification will severely and adversely affects any market liquidity for our common stock.

25.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

26.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

27.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

28.

The ability of our president to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our president will beneficially own an aggregate of approximately 88.9% of our outstanding common stock assuming the sale of all shares being registered. Because of his beneficial stock ownership, our president may be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval, including potential mergers or business changes, and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because our president may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

29.

All of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (25,000,000 shares) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months if purchased from a reporting issuer or 12 months (as is the case herein) if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his/her shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

All 25,000,000 issued and outstanding shares of our common stock are owned by our president (24,000,000) and a director (1,000,000) and may be sold subject to the limitations of Rule 144. See “Market for Securities.”

30.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

31.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

32.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act. However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies). The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold. This means that access to information regarding our business and operations will be limited.

33.

If our stock becomes quoted on the OTCBB, we could subsequently be removed from the OTCBB if we fail to remain current with our financial reporting requirements.

Companies trading on the OTCBB must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCBB. If we become quoted on the OTCBB, but we fail to remain current in our reporting requirements, we would be removed from the OTCBB. As a result, the market liquidity of our securities could be severely adversely affected by limiting the ability of broker-dealers to trade our securities and the ability of stockholders to sell their securities in the secondary market.

34.

Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. . We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

35.

Our status as an “emerging growth company” under the JOBS Act OF 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

36.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations that affect public companies, which could materially adversely affect our results of operations, financial condition, business and prospects.

As a public company and particularly after we cease to be an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements. These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC and NASDAQ. In addition, our management team will also have to adapt to the requirements of being a public company. We expect that compliance with these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects.

However, for as long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

37.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an “emerging growth company” , we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

ECC will apply the proceeds from the offering to pay accounting fees, legal and professional fees associated with the offering. The total estimated costs of the offering ($45,000) exceed the amount of offering proceeds ($20,000) if all shares are sold.

Proceeds of the offering will be used to pay a portion of the expenses of the offering. As proceeds are received, they will first be used to pay obligations other than legal fees, with accounting fees ($7,500) being paid first followed in order by transfer agent fees ($2,500) and Blue Sky related costs ($5,000). Legal fees, which only are payable if and when the Registration Statement is declared effective, will be the last items associated with the offering that will be paid. The amount of costs in excess of offering proceeds will be paid as and when necessary and required or otherwise accrued on the books and records of ECC until we are able to pay the full amount due either from revenues or loans from related or unrelated parties. Absent sufficient revenues to pay these amounts within six months from the date of this prospectus, our president has agreed to sign a personal promissory note due and payable to counsel upon terms negotiated at the time of note issuance. The promissory note will eliminate unpaid liabilities on the Company’s books equal to the face amount of the personal promissory note.

Our plans will not change regardless of whether the maximum proceeds are raised, except to the extent that as indicated in MD&A “Liquidity” section, first paragraph, the Company’s President is responsible for all costs relating to the offering if same are not paid within six months of the effective date of the Company’s Registration Statement of which this Prospectus is a part.

THE OFFERING

ECC is offering for sale a total of 2,000,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our president and chief executive officer, Dr. Gehret, will attempt to sell the shares. This prospectus will permit our president and chief executive officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that she may sell. Dr. Gehret will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitations, telephone and personal contact.

In connection with ECC’s selling efforts in the offering, Dr. Gehret will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Dr. Gehret is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Dr. Gehret will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Dr. Gehret is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Dr. Gehret will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Dr. Gehret will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The proceeds from the sale of the shares in this offering will be payable to Frank J. Hariton - Escrow Account. ECC’s escrow agent, Frank J. Hariton, acts as legal counsel for ECC and, therefore, may not be considered an independent third party. All subscription agreements and checks are irrevocable and should be delivered to Frank J. Hariton at the address provided on the Subscription Agreement.

ECC will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering.

All subscription funds will be held in a noninterest-bearing account pending the completion of the offering. The offering will be completed 180 days from the effective date of this prospectus (or such earlier date when all 2,000,000 shares are sold), unless extended by our board of directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable.

The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 90 days of the close of the offering or as soon thereafter as practicable.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

The offering may terminate on the earlier of:

i.	the date when the sale of all 2,000,000 shares is completed,

ii.	180 days from the effective date of this document or any extension thereto.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only, and currently no market for our common stock exists. While a market maker has agreed to file a Rule 211 application with FINRA in order to apply for the inclusion of our common stock in the OTCBB, such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Please refer to the sections of this prospectus entitled "Risk Factors" and "Dilution" before making an investment in this stock.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this Offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this Offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock and because the proceeds of the offering are substantially less than our estimated costs. Assuming all of the shares of common stock offered herein are sold, the purchasers in this Offering will lose the entire value of their shares purchased in that each purchased share will have a negative net book value of ($0.0009) if 2,000,000 shares are sold. The net book value of existing shareholders’ shares will also decrease because the estimated costs will exceed the proceeds received from this Offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Assuming the sale of:
	1,000,000 shares	2,000,000 shares

Offering Price Per Share	$0.01	$0.01

Book Value Per Share Before the Offering	$(0.0000)	$(0.0000)

Book Value Per Share After the Offering	$(0.0016)	$(0.0011)

Net decrease to Original Shareholders	$(0.0016)	$(0.0011)

Decrease in Investment to New Shareholders	$(0.01)	$(0.01)

Dilution to New Shareholders (%)	100%	100%

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholders and by new investors in this offering:

	Price Per Share	Number of Shares Held	Percentage of Ownership	Consideration Paid
2,000,000 shares sold
Existing shareholders	$.001	25,000,000	92.59	$25,000
Investors in this offering	$.01	2,000,000	7.41	$20,000

1,000,000 shares sold
Existing shareholders	$.001	25,000,000	96.15	$25,000
Investors in this offering	$.01	1,000,000	3.85	$10,000

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. A market maker has filed an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether:

•

any market for our shares will develop;

•

the prices at which our common stock will trade; or

•

the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of ECC and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

There is no ECC common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. Also, all current shares of our outstanding common stock are held by Dr. Jean-Claude E. Gehret, our president (24,000,000 shares), and to Danielle J. Gehret, a director (1,000,000 shares). In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

•

1% of the total number of our common shares then outstanding; or

•

The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.

At the present time, the currently outstanding shares of our common stock may be sold subject to the rules and limitations of Rule 144 one year from the date of issuance provided that we are current in all of our Reporting Requirements at that date.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

•

If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

•

If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to:

•

the likelihood of a market for our common shares developing,

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the liquidity of any such market,

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the ability of the shareholders to sell the shares, or

•

the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

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any contractual arrangements and relationships with third parties;

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the dependence of our future success on the general economy;

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any possible financings; and

•

the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances except as required pursuant to applicable regulations to update this prospectus during the period of our continuous offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Business Plan

Circumstances, including economic conditions affecting Europe in general and our clients in particular, do not permit us to provide milestones or timetables that are likely to be realistic. Given our lack of resources, our plan for the foreseeable future is to continue contacting, by telephone and email, individual contacts at companies known to us or individuals referred to us to discuss the possibility and benefits of conducting seminars. We also increasingly agree to participate on a cooperative basis with other seminar providers to present specific portions of seminars conducted by that provider. These providers on occasion need some of the content or language ability for a seminar program that they do not have readily available and we provide. They may not want their clients to know of their limitations. They are privately-held businesses and our agreements with them, which are generally verbal in nature and relate solely to individual seminars, generally contain nondisclosure and noncompete understandings.

We will offer to design or customize seminars to meet the needs of any potential client expressing needs. Our contacts will be principally by telephone and email. In operating in this manner, we will keep our variable cash costs, consisting of phonecalls and emails, extremely low so that we can continue to operate without obtaining any inflows of capital. Salaries are only paid when seminar fees are received. The costs of materials needed for the seminars will be paid from the proceeds of each seminar. Using this approach, we can maintain our business at any level of revenue. If seminar activity increases, we will then develop more expensive marketing materials and brochures. Doing so will be linked entirely to revenue increases or capital inflows. We cannot predict if and when that will happen.

If revenues increase significantly or if we identify a source of capital, we will seek new customers more aggressively with more printed marketing materials and personal in-house calls on selected customers. The ongoing downturn of the economies in Europe has resulted in us commencing efforts to establish new business opportunities in the United States and Canada. We cannot predict the timing or likelihood of any of these approaches being successful.

Operations

The results of our operations for the fiscal years ended March 31, 2012 and 2011 were:

	2012	2011

REVENUES	$73,253	$38,022

OPERATING EXPENSES
Compensation	73,638	44,942
Organization	-	25,000
TOTAL OPERATING EXPENSES	73,638	69,942

NET (LOSS)	$(385)	$(31,920)

We have been performing a limited number of seminars for a limited number of clients each quarter and each year. However, those clients vary from period to period. We do repeat seminars for some clients, at varying intervals, but only one-time seminars for others. Our method of seeking seminars, calling business contacts and other leads provided by business contacts, did not change from 2011 to 2012. However, the companies with which we seek business appeared to be more impacted by the worldwide recession in 2011 and were providing fewer seminars for their employees. We also billed $4,662 in 2011 for some consulting services.

All compensation was paid to Dr. Gehret. The amounts include reimbursement to him for travel costs, seminar supplies and books and use of telephone and computers.

The organization expenses in 2011 relate to the incorporation in Nevada.

Six Months Ended September 30, 2012 and 2011

The results of our operations for the six months ended September 30, 2012 and 2011 were:

	2012	2011

REVENUES	$14,497	$21,634

OPERATING EXPENSES
Compensation	14,969	19,932
General and administrative	5,809	-
TOTAL OPERATING EXPENSES	20,778	19,932

INCOME (LOSS)	$(6,281)	$1,702

Our method of seeking seminars, calling business contacts and other leads provided by business contacts, did not change from 2011 to 2012. In both periods, we believe that the economic conditions in Europe adversely impacted the demand for discretionary company expenses such as employee seminars.

All compensation was paid to Dr. Gehret. The amounts include reimbursement to him for travel costs, seminar supplies and books and use of telephone and computers.

Substantially all general and administrative costs were professional accounting fees.

Other

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus. We believe that the perception that many people, including potential customers and business associates, have of a public company make it more likely that they will engage a public company for services or accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own observations. However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity. Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

ECC will pay all costs relating to this offering estimated, based on discussions with our lawyer, at $45,000. This amount will be paid as and when necessary and required or otherwise accrued on the books and records of ECC until we are able to pay the full amount due either from revenues or loans from our president. Absent sufficient revenues to pay these amounts within six months of the date of this prospectus, our president has agreed to sign a personal promissory note due and payable to counsel upon terms negotiated at the time of note issuance. The promissory note will eliminate unpaid liabilities on the Company’s books equal to the face amount of the personal promissory note. Our outside counsel, who will be owed the most significant amount of fees, is aware of the uncertainties facing the Company and is also aware that we have no other immediate sources of sort or long-term funding that would be more likely to come through if needed.

Private capital, if sought, will be sought from former business associates of our founder or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may attempt to use restricted shares of our common stock to compensate employees/consultants and independent contractors wherever possible. The prices that will be used will be determined during negotiations and may or may not be at perceived market values.

We believe that operations will generate sufficient cash to continue operations for the next 12 months from the date of this prospectus at the level that they have been provided that our costs of being a public company remain equal to or below the maximum estimate provided below .

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses including annual reports and proxy statements, if required. We estimate, based on verbal discussions with consultants, accountants and lawyers, that these costs may range up to $50,000 per year for the next few years. In the next one to two fiscal years, we will take every step possible to minimize these costs. Our president worked for many years with law firms and an accounting firm. He has known and worked with many professionals who are knowledgeable in the area of public company obligations. Although we have no formal commitments, we believe that some of these professionals may assist our president for very reasonable costs. We also hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate independent contractors who provide professional and other services to us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to management if there is insufficient cash generated from operations to satisfy these costs.

There are no current plans to seek private investment. We do not have any current plans to raise funds through the sale of securities except as set forth herein. We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons and/or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own beliefs. Issuing shares of our common stock to such persons instead of paying cash to them may increase our chances to establish and expand our business. Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals. However, these actions, if successful, will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of ECC because the shares may be issued to parties or entities committed to supporting existing management. ECC may offer shares of its common stock to settle a portion of the professional fees incurred in connection with its registration statement. No negotiations have taken place with any professional and no assurances can be made as to the likelihood that any professional will accept shares in settlement of obligations due them. Our independent registered public accounting firm cannot accept shares of ECC common stock to settle obligations due to them.  There are no other significant actual or potential liabilities at December 4, 2012.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

In June 2011, the FASB issued Accounting Standards Update (“ASU”) 2011-05, Presentation of Comprehensive Income (“ASU 2011-05”). ASU 2011-05 amends ASC Topic 220, Comprehensive Income, to improve the comparability, consistency, and transparency of financial reporting and to increase the prominence of items reported in other comprehensive income. The guidance requires entities to report the components of comprehensive income in either a single, continuous statement or two separate but consecutive statements. The guidance will impact the presentation, but not amounts, of the Company’s translations gains and losses and become effective for the Company’s fiscal year ending March 31, 2013. The Company believes that the guidance will not have a material impact on the Company’s financial statements.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not noted a significant seasonal impact in our business (or businesses like ours) although having just commenced operations it is too early to tell.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

ECC was founded in 2000 as a sole proprietorship doing business under the name “Educons.” It went through several changes in legal form before being incorporated as a C corporation under the laws of the State of Nevada on July 7, 2010. The day-to-day operations of the Company did not change as a result of any change in legal structure. Incorporation is a legal concept that has no impact on an entity’s day-to-day operating activities. It impacts the legal protection for the entity’s owners and changes the tax structure but does not change how the business does its day-to-day business.

ECC is incorporated in Nevada and its operations are based in Switzerland. We are not aware of any laws or regulations in Switzerland that impact the way in which our business as a service provider operates differently than similar laws and regulations in the United States.

ECC has provided seminars to employees of companies, principally pharmaceutical companies, in Switzerland, Germany, France and Italy. We plan on providing seminars in the United States. The seminars are designed to help people who are managers, marketers or sales people at all levels to learn how to deal with people more effectively. The seminars involve business relationship management, customer relationship management and time management. The emphasis is to have each individual understand their own personality and motivations and then to understand the inner personality and motivations of the people with whom they are dealing so as to be more effective. Seminars last from one to three days and are given in French, German and Italian. If seminars are given in the United States, they will be given in English.

Dr. Jean-Claude E. Gehret is licensed by STRUCTOGRAM and uses the STRUCTOGRAM method for his seminars. The STRUCTOGRAM Training System or Biostructural Analysis was developed by implementing knowledge obtained from brain research. The Biostructural Analysis method was developed by the anthropologist Rolf W. Schirm, based on the work of brain researcher Dr. Paul D. MacLean. The analysis is focused on identifying and defining typical, genetic personality traits or behaviorism in the genetic human biostructure that present a clear link with three core sections of the brain (brain stem, Diencephalon, and Cerebrum). Human interaction is influenced by these unchangeable, genetic structures, as well as by changeable, learned traits. In business, this training helps individuals to harmonize their unchangeable basic structure and acquired personality conducts to effectively interact with others which a decisive basis for long lasting success. More precisely, the goals of these seminars are to get each participant to:

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Know themselves, including objectively to identify their strengths and weaknesses;

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Understand others, including their needs, strengths and weaknesses; and

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Gain insights about the motivation and preference of clients, customers or subordinates.

Biostructural Analysis was developed from a number of researchers including Professor Paul D. MacLean who has written that the human brain consists of three sections differing in the various functions they have to fulfill. These three vastly differing portions of the brain have, nevertheless, to work together and communicate with each other. While doing this, however, each portion of the brain keeps to its own specific “rules of the game.” Human behavior evolves from the interplay of these three elements.

This is the brain according to Professor Paul D. Maclean

The brain stem

Is the part of the brain, storing years of experience, seat of instincts and feeling for life.

The limbic system

Is the part of the brain that handles emotionsl.

The neocortex

Is the part of the brain of rational thinking, planned action and foresight.

The Biostructural Analysis training system, known as Structogram, was developed in Switzerland. It is based on the principle that these three areas of the brain are responsible for the way we relate to ourselves, others and the world around.  They are in constant use, and we all have varying amounts of each depending on our own individuality and uniqueness.

For purposes of instruction and ease of explanation and easy visual understanding at seminars, a different color is assigned to each of these three areas.  Generally the colors RED, GREEN and BLUE are used.

Each brain area, or color, is responsible for distinct characteristics in all of us.  It is by using this analysis system and process, as well as the understanding of each seminar participant’s own combination of these colors, that allows them to discover and understand their own unique character and reveal what their own True Colors really are.

At the seminars we use a series of evolved questions, which are designed to stimulate one or other of the three brain areas, to assist participants to understand their own biological -structure and the degree and influence that each area exerts in their daily lives.

We summarize each seminar participant’s responses to these evolved questions in order to gauge what dominance and relationship exists among these three areas. It is this percentage or use of each brain area that determines each person’s basic character and ultimately what we call “our true colors.” The summaries of each participant’s responses are placed on circles that contain the three colors in the percentages indicated by the responses. Here are a few of the typical definitions of the likely result of one of the three colors dominating a person’s character:

RED

Impatient, bossy, assertive, decisive, energetic, direct, dynamic, lively, competitive.

GREEN

Relaxed, caring, empathetic, easygoing, talkative, sociable, kind, friendly, laid back.

BLUE

Distant, sensible, organized, reserved, factual, serious, private, pedantic, likes detail in everything.

The larger the percentage of any color, or brain part, that a participant uses, the more influenced that person will be by that part’s dominance. It is also possible to find persons with a totally balanced profile of all three colors, which makes them very difficult to read or understand at times. We also find people with dual dominance colors.

Based on these analyses, seminar participants get an understanding of themselves. The remainder of the seminar is designed to help participant learn how to use this knowledge to their benefit.

For example, if the seminar was being given to sales people, sales success has three causes and, therefore, also three assumptions:

Harmony between personality and method of sale

The assumption in this case is self-knowledge. Only when you know your own strengths, weakness and limits, will you be able to consciously choose the correct sale methods and techniques.

Suiting the customer’s characteristic features provided this doesn’t compromise the authenticity of the salesman

In this case the assumption is understanding others. The ‘automatic’ consequence of self-knowledge and understanding others is the optimization of social competence and interaction.

Specific knowledge of the product

The assumption in this case is knowledge of the product that puts the product features in touch with the individual motives and needs of the customer.

A simplified example of our seminar approach follows:

Sales - pharmaceutical industry

Starting situation:

Products are becoming more and more exchangeable, cost pressure is increasing. At the same time many products are becoming more complex and thus require more explaining. These are the problems the pharmaceutical industry is suffering under.

At the same time doctors, who are also facing increasing competition, are reducing consulting dialogues with pharmaceutical companies. Pharmaceutical representatives have fewer opportunities and less time to convince doctors of their products.

Solution with our Training System:

With our training approach, the pharmaceutical representative knows his/her strengths weaknesses and limits. The representative knows what kind of affect he/she has on others and which sales methods are in line with his/her own biostructure.

The pharmaceutical representative recognizes the individual biostructure of the doctor and can respond accordingly, insofar as it suits his/her own authenticity. This is the only way to gain the doctor’s trust.

The representative knows that because of doctors’ individual buying motives, the same product must be sold in different ways: in the relational and operational level (behavior) as well as in the subject level (argumentation).

Example argumentation - painkiller

Specific strength of the product:

Rapid onset of action

GREEN

A buying motive for the doctor with dominant brain stem is, for example, to avoid pain:

Argument/Benefit: Patient need not suffer unnecessarily

RED

A buying motive for the doctor with dominant diencephalon brain is, for example, performance:

Argument/Benefit: Fast results (“next please”)

BLUE

A buying motive for the doctor with dominant cerebrum is, for example, insight:

Argument/Benefit: Sensible pain therapy thanks to selective effectivity

With the our Training System the pharmaceutical representative is, based on his/her social competence, able to build up a trusting relationship with the doctor. An argumentation tailored to the doctor’s individual biostructure (and with that to his/her individual buying motives) leads to sales success.

Our seminars are designed for sales people of all levels, including call center employees, and managers. Each seminar is modified to meet the needs of participants. Management seminars tend to emphasize time management while call center seminars tend to emphasize methods of calming down irate customers calling with complaints.

Our seminars encompass a range of management topics:

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Effective Communications

•

•

Leadership management

•

•

Rhetoric and presentation technique

•

•

Stress Management

•

•

Time Management

Fees for seminars are negotiated and are based on things like the amount of customization that are needed and the number of participants. Fees for conferences conducted during the two-year period ended March 31, 2012 to range from $906 to $23,596. Amounts generally are paid at the end of the seminar or shortly thereafter. Course materials are generally purchased from STRUCTOGRAM. To date fees have been billed and paid in Swiss francs. If we start providing seminars in the United States, those seminars will be billed in United States dollars.

Over the years, ECC and its predecessor entities has given its standard seminars and provided various levels of services to many companies, including companies on the list below. Companies marked with an asterisk have been served in the period beginning in 2010. We also increasingly subcontract with other seminar providers in which case we conduct a portion of the overall seminar program conducted by that provider. It is typical in our industry to provide services to clients at varying intervals rather than on any kind of consistent or regular basis. We also increasingly agree to participate on a cooperative basis with other seminar providers to present specific portions of seminars conducted by that provider. These providers on occasion need some of the content or language ability for a seminar program that they do not have readily available and we provide. They may not want their clients to know of their limitations. They are privately-held businesses and our agreements with them, which are generally verbal in nature and relate solely to individual seminars, generally contain nondisclosure and noncompete understandings. We continue to solicit all of the entities for whom we have provided services in the past.

. Swiss Pharma Contract, Allschwil (jetzt: Covance)*

. Polyphor AG, Allschwil*

. CTW, Muttenz*

. Endress-Flowtec, Reinach*

. Biomet Orthopaedics, Ried bei Kerzers

. Solvias, Basel

. Aeromatic-Fielder AG, Bubendorf

. Weckerle Cosmetics, Le Locle

. RCC, Itingen

. Zimmer Orthopedics, Winterthur

. Novozymes Switzerland, Dittingen

. TFL Ledertechnik AG, Basel

. Siegfried AG, Zofingen

. CS Private Banking, Genève und Zürich

. Bank Leu, Zürich

. Winterthur Versicherungen, Winterthur

. Rentenanstalt - Swiss Life, Zürich

. Allianz Suisse, Zürich & Fribourg

. Concordia, Luzern

. Helsana Versicherungen, Zürich

. Helvetia-Patria Versicherungen, Basel

. DAS Rechtschutz Versicherung, Lausanne*

. Sourcag, Münchenstein

. SQS (Schweiz. Vereinigung für Qualtäts- und Management-Systeme), Zollikofen

. Touring Club Suisse, TCS, Genève

. Haag-Streit, Konolfingen*

. SFL - Regulatory Affairs & Scientific Communication Ltd. Basel*

. Valora AG, Muttenz

. Manor AG, Basel

. RedBull, Baar

. Grand Casino Luzern, Luzern

. Nestlé Waters (Suisse) SA, Gland

. Hochdorf Nutribake AG, Hochdorf

. Multiforsa AG, Steinhausen

. HUG Bisquits,*

. INKO Sports AG, Bubendorf*

. Cruspi SA, Dällikon*

. Galexis (Apotheken), Schönbühl

. PharmaVital, Biel*

. ConPharm, Basel*

. Ciba Vision, Embrach

. Berdoz Opticiens, Lausanne

. Kress Opticiens, Genève

. SMC Pneumatics, Servion

. Zimmer Orthopedics GmbH, Münsingen

. DHL, Basel

. Pfizer (pour les pharmaciens de Genève et Lausanne)

. Piatti Küchen, Dietlikon

. FMH Consulting Services, Oberkirch

. Schenk Vins, Rolle

. MK Léman Holding SA, Lausanne

. Teo Jakob Tagliabue, Genève

. Volvo Automobile Schweiz, Zürich

. Migros Klubschule (Business), Basel

. Primarschule Pfeffingen, Pfeffingen

. Insieme Baselland, Liestal (Heilpädagogische Schule)

. über Swiss Logistics Academy (Sulser Group):

        - Haefeli Lenzburg

        - Migros Vaud, Genève, Valais, Fribourg, Neuchâtel

        - u. a.

. Biostruktur-Seminare in Toronto (Canada)

. ASE/ESA European Space Agency, Paris

The principal seminars conducted during the two fiscal years ended March 31, 2012 and 2011 and the six months ended September 30, 2012 were:

Year ended 3/31/2011	USD

PMA Beratungs AG	13,094
Inko-Sports AG	4,077
Conpharm	2,012
Pharmavital AG	3,846
EduCons GmbH, Aescch BL	6,789
Endress + Hauser Flowtec	2,041

Year ended 3/31/2012

Mipod Nuclear Inc.	1,276
PMA Beratungs AG	5,730
Polyphor AG	37,916
Impuls AG	7,182

Six months ended 9/30/2012

Dr. Randin	6,389
Bareinzahlung von Dr. R. Keiser	3,884

Competition

Competition in our industry is intense and most of our competitors have greater financial and other resources than do we.  Competition will come from a wide variety of consulting and seminar firms, including others that use STRUCTOGRAM. Many of these firms have more employees, finances and other resources and greater name recognition that do we.

We intend to compete based on the business contacts and reputation of our president as well as his ability to provide seminars in multiple languages.

In periods of down or depressed economic circumstances, the demand for seminars to train employees is reduced because companies are reducing costs. During these periods, we face significantly greater price competition.

There are no assurances that our approach will be successful.

Intellectual Property

We have no patents or trademarks.

Employees

At December 4, 2012, we had one employee, our founder and president, Dr. Jean-Claude E. Gehret, who devotes fulltime to us. Subcontractors have and can be used to assist us to assist us if necessary.

There is no written employment contract or agreement with Dr. Gehret.

Property

Our office and mailing address is Im Aeschfeld 12, CH-4147 Aesch, Switzerland. The space is provided to us by Dr. Gehret. Dr. Gehret incurs no incremental costs as a result of our using the space. Therefore, he does not charge us for its use. There is no written lease agreement.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Dr. Jean-Claude E. Gehret	64	President, CEO, principal executive officer, treasurer, chairman, principal financial officer and principal accounting officer
Danielle J. Gehret	62	Secretary and director

Dr. Jean-Claude E. Gehret - was head of animal health research chemistry at Ciba Geigy Animal Health in Basel, Switzerland from 1978 to 2000. Since 2000, Dr. Gehret has provided training to employees and executives of pharmaceutical companies in the areas of  business management, interpersonal relationship management, and sales. Dr. Gehret used sole proprietorship entities under the name Educons, which were the predecessors to ECC prior to incorporation, for the training programs until July 2010 at which time ECC was incorporated. (The name Educons was and is used by quite a few others necessitating a name change at the time of incorporation.) Dr. Gehret received his master of science degree from the University of Basel in Chemistry in 1970 and his PhD in organic chemistry from the University of Geneva in 1975. He also has post-doctoral training at UCLA, the University of Pittsburgh, and the University of California at Berkeley. Dr. Gehret holds joint citizenship in Switzerland and Argentina. He is fluent in German, English and French.

Danielle J. Gehret – became secretary and director at the time that the Company was incorporated as a Nevada corporation in July 2010. Previously she assisted Dr. Gehret in some of his preparations for seminars with Educons. She has been a biology and French language teacher at Sekundarschule Reinach in  Reinach, Switzerland since 1995. She has a master’s degree from the University of Basel in Zoology and Microbiology. Her undergraduate degree is also in the bioological sciences from the University of Basel. She is the wife of Dr. Jean-Claude E. Gehret.

We believe that Dr. and Ms. Gehret each have strong qualifications to be officers and directors. Dr. Gehret has been involved in the industry for many years and has a great many business contacts. Mrs. Gehret is multi-lingual and familiar with the industry.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Currently we have only one officer and two directors (one of whom is the same person), who are related to each other, and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

Code of Business Conduct and Ethics

In April 2012 we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

•

honest and ethical conduct,

•

full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•

compliance with applicable laws, rules and regulations,

•

the prompt reporting violation of the code, and

•

accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to our Registration Statement of which this prospectus is a part.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Both directors’ terms of office expire on March 31, 2013. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

As long as we have an even number of directors, tie votes on issues are resolved in favor of the chairman’s vote.

Involvement in Certain Legal Proceedings

Except as described below, during the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of ECC:

1.

had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he/she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he/she was an executive officer at or within two years before the time of such filing;

2.

was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other similar minor offenses);

3.

was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him/her from or otherwise limiting his/her involvement in any of the following activities:

i.

acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

engaging in any type of business practice; or

iii.

engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4.

was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

5.

was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, if ever, the ECC board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

All directors will be reimbursed by ECC for any expenses incurred in attending directors' meetings provided that ECC has the resources to pay these fees. ECC will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Summary Executive Compensation Table

The following table shows, for the fiscal years ended March 31, 2012 and 2011, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Dr. Jean-Claude E. Gehret CEO, CFO and Director	2012	-	-	-	-	-	-	$73,638	$73,638
	2011	-	-	-	-	-	-	$44,942	$44,942

There is no formal employment arrangement with Dr. Gehret at this time. Dr. Gehret’s compensation has not been fixed or based on any percentage calculations. All compensation has been paid in cash. The amount and timing of compensation payments was based solely on the amount of cash available to pay compensation after other expenses had been paid. The amounts paid are what makes up All Other Compensation in the Table above and is so included because it is not part of a regular or consistent payment plan for salary but is only paid at the time and amount that cash is available.

Dr. Gehret will make all decisions determining the amount and timing of his compensation and, for the immediate future, will receive the level of compensation each month that permits us to meet our obligations. Dr. Gehret’s compensation amounts will be formalized if and when his annual compensation exceeds $150,000.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards. The Company has never issued these types of awards.

Options Exercised and Stock Vested Table

None of our named executive officers has ever been granted or exercised any stock options,

Outstanding Equity Awards at Fiscal Year-End Table

No equity award arrangements have ever been awarded or granted by the Company.

PRINCIPAL SHAREHOLDERS

As of December 4, 2012 we had 25,000,000 shares of common stock outstanding which are held by two shareholders who are our two directors. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of December 4, 2012; of all directors and executive officers of ECC; and of our directors and officers as a group.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(a)	Amount of Beneficial Ownership(b)	Percent of Class
			Before Offering	After Offering(c)
Common	Dr. Jean-Claude E. Gehret	24,000,000	96.0	88.9
Common	Danielle J. Gehret	1,000,000	4.0	3.7

	All Directors and Officers as a group (2 persons)	25,000,000	100.0	92.6

(a) The address for purposes of this table is the Company’s address which is Im Aeschfeld 12, CH-4147 Aesch, Switzerland.

(b) Unless otherwise indicated, ECC believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(c) Assumes the sale of the maximum amount of this offering (2,000,000 shares of common stock). The aggregate amount of shares to be issued and outstanding after the offering would be 27,000,000 based upon such assumption.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sole promoter of ECC is Dr. Gehret, our chief executive officer, president and chief financial officer.

Our office and mailing address is Im Aeschfeld 12, CH-4147 Aesch, Switzerland. The space is provided to us by Dr. Gehret. Dr. Gehret incurs no incremental costs as a result of our using the space. Therefore, he does not charge us for its use. There is no written lease agreement.  The Company issued 24,000,000 shares of our common stock to our president, Dr. Gehret, concurrent with him placing the business plan, reputation and contacts of his seminar business into ECC and for costs/services incurred to plan and arrange the incorporation in July 2010 and issued 1,000,000 shares to our other director, Danielle J. Gehret, for services rendered. Placing the seminar business into ECC and these services, which consisted of investigating where an incorporation should be done and how to do it, were valued at $24,000 and $1,000, respectively. Danielle J. Gehret is the wife of Dr. Jean-Claude E. Gehret. The transaction in which the sole proprietorship owned and operated by Dr. Gehret became an incorporated entity in the State of Nevada has been treated in a manner similar to a recapitalization for financial accounting purposes because, in effect, Dr. Gehret inserted an ongoing business into the newly-incorporated legal entity.

The compensation paid to Dr. Gehret covers expenses for supplies, travel and the use of telephones and computers.

In November 2011, Danielle J. Gehret provided us with noninterest-bearing loan of $10,000 which was repaid in full in January 2012.

ECC entered into an agreement whereby Dr. Gehret will, if liabilities associated with our offering are not paid within six months of the date of our prospectus,  sign a personal promissory note due and payable to counsel upon terms negotiated at the time of note issuance. The promissory note will eliminate unpaid liabilities on the Company’s books equal to the face amount of the personal promissory note (see Exhibit 10.1). A summary of Exhibit 10.1 may be found in the “Management’s Discussion and Analysis or Plan of Operation” section of this prospectus. Exhibit 10.1 is filed as part of our registration statement of which this prospectus is a part.

DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated under the laws of the State of Nevada on July 7, 2010. ECC is authorized to issue 74,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 74,000,000 shares of common stock. There are 25,000,000 shares of our common stock issued and outstanding at December 4, 2012 that are held by two shareholders. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law described below create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Dissenters' Rights. Among the rights granted under Nevada law which might be considered material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Nevada Revised Statutes ("NRS") 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Nevada law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

•

listed on a national securities exchange,

•

included in the national market system by the National Association of Securities Dealers, or

•

held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights. Nevada law also specifies that shareholders are to have the right to inspect company records (see NRS 78.105). This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

i.

the articles of incorporation, and all amendments thereto,

ii.

bylaws and all amendments thereto; and

iii.

a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Nevada law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Control Share Acquisitions. Sections 78.378 to 78.3793 of Nevada law contain provisions that may prevent any person acquiring a controlling interest in a Nevada-registered company from exercising voting rights. To the extent that these rights support the voting power of minority shareholders, these rights may also be deemed material. These provisions will be applicable to us as soon as we have 200 shareholders of record with at least 100 of these having addresses in Nevada as reflected on our stock ledger. While we do not yet have the required number of shareholders in Nevada or elsewhere, it is possible that at some future point we will reach these numbers and, accordingly, these provisions will become applicable. We do not intend to notify shareholders when we have reached the number of shareholders specified under these provisions of Nevada law. Shareholders can learn this information pursuant to the inspection rights described above and can see the approximate number of our shareholders by checking under Item 5 of our annual reports on Form 10-K. This form is filed with the Securities and Exchange Commission within 90 days of the close of each fiscal year hereafter. You can view these and our other filings at www.sec.gov in the "EDGAR" database.

Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in company shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested shareholders at a special shareholders' meeting held upon the request and at the expense of the acquiring person. If the acquiring person's shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and we must comply with the demand. An "acquiring person" means any person who, individually or acting with others, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares. "Controlling interest" means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with others, directly or indirectly, to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of our shares in the election of our directors. Voting rights must be given by a majority of our disinterested shareholders as each threshold is reached or exceeded. "Control shares" means the company's outstanding voting shares that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person.

These Nevada statutes do not apply if a company's articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply.

According to NRS 78.378, the provisions referred to above will not restrict our directors from taking action to protect the interests of our Company and its shareholders, including without limitation, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power. Likewise, these provisions do not prevent directors or shareholders from including stricter requirements in our articles of incorporation or bylaws relating to the acquisition of a controlling interest in the Company.

Our articles of incorporation and bylaws do not exclude us from the restrictions imposed by NRS 78.378 to 78.3793, nor do they impose any more stringent requirements.

Certain Business Combinations. Sections 78.411 to 78.444 of the Nevada law may restrict our ability to engage in a wide variety of transactions with an "interested shareholder." As was discussed above in connection with NRS 78.378 to 78.3793, these provisions could be considered material to our shareholders, particularly to minority shareholders. They might also have the effect of delaying or making more difficult acquisitions of our stock or changes in our control. These sections of NRS are applicable to any Nevada company with 200 or more stockholders of record and that has a class of securities registered under Section 12 of the 1934 Securities Exchange Act, unless the company's articles of incorporation provide otherwise. By this registration statement, we are registering our common stock under Section 12(g) of the Exchange Act. Accordingly, upon the effectiveness of this registration statement on Form S-1 we will be subject to these statutes as our Articles of Incorporation do not exempt us from them.

These provisions of Nevada law prohibit us from engaging in any "combination" with an interested stockholder for three years after the interested stockholder acquired the shares that cause him to become an interested shareholder, unless he/she had prior approval of our board of directors. The term "combination" is described in NRS 78.416 and includes, among other things, mergers, sales or purchases of assets, and issuances or reclassifications of securities. If the combination did not have prior approval, the interested shareholder may proceed after the three-year period only if the shareholder receives approval from a majority of our disinterested shares or the offer meets the requirements for fairness that are specified in NRS 78.441-42. For the above provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more shareholders. An "interested stockholder" is defined in NSR 78.423 as someone who is either:

▪

the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding voting shares; or

▪

our affiliate or associate and who within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time.

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Company, 7069 S. Highland Drive, Suite 30, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by two shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. A market maker has filed an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. In the absence of quotation or listing, no market is available for investors in our common stock to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading.

If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Dr. Jean-Claude E. Gehret, president of the Company. Dr. Gehret will be considered to be a statutory underwriter under the Securities Act for purposes of this offering.  Potential investors include, but are not limited to, family, friends and acquaintances of Dr. Gehret. The intended methods of communication include, without limitation, telephone calls and personal contact. In his endeavors to sell this offering, Dr. Gehret will not use any mass advertising methods such as the internet or print media.

Funds received by the sales agent in connection with sales of our securities will be transmitted immediately into an escrow account. There can be no assurance that all, or any, of the shares will be sold.

Dr. Gehret will not receive commissions for any sales originated on our behalf. We believe that Dr. Gehret exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Dr. Gehret:

1

Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation;

a.

Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

b.

Is not an associated person of a broker or dealer; and

c.

Meets the conditions of the following:

i.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

ii.

Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

iii.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a rule 415 registration

No officers or directors of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The proceeds from the sale of the shares in this offering will be payable to Frank J. Hariton – Escrow Account. ("Escrow Account") and will be deposited in a noninterest-bearing bank account until the offering is completed. Failure to do so will result in checks being returned to the investor who submitted the check. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable. All subscription funds will be held in the Escrow Account pending closing, and no funds shall be released to ECC until the offering is completed. Thereafter, the escrow agreement shall terminate.

Investors can purchase common stock in this offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has filed an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

 Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide ECC with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of this Prospectus, the Company intends to consider becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont. The Company intends, at its own cost, to make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filings its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Frank J. Hariton, Attorney-at-Law, 1065 Dobbs Ferry Road, White Plains, NY 10607.

EXPERTS

The financial statements of ECC as of March 31, 2012 and 2011 and for the fiscal periods then ended included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of PMB Helin Donovan, LLP given on the authority of such firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

UNAUDITED INTERIM STATEMENTS

The information for the interim period ended September 30, 2012 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

43

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of this prospectus, ECC became subject to the informational requirements of the Exchange Act, as amended. Accordingly, we will file annual, quarterly and special reports, and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

E C Consulting International, Inc.

Im Aeschfeld 12,

CH-4147

Aesch, Switzerland

+41 (0) 61 703 8676

44

Report of Independent Registered Public Accounting Firm

To the Board of Directors

E C Consulting International, Inc.

Aesch, Switzerland

We have audited the accompanying balance sheets of E C Consulting International, Inc. (“the Company”) as of March 31, 2012 and 2011, and the related statements of operations, stockholders’ equity, and cash flows for the fiscal years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E C Consulting International, Inc. as of March 31, 2012 and 2011, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that E C Consulting International, Inc. will continue as a going concern.  As discussed in Note 3 to the financial statements, E C Consulting International, Inc. has minimal cash flow from operations and had accumulated deficits at March 31, 2012 and 2011 which raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning this matter are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PMB Helin Donovan, LLP

www.pmbhd.com

Houston, Texas

July 27, 2012

E C CONSULTING INTERNATIONAL, INC.

BALANCE SHEETS

MARCH 31, 2012 AND 2011

ASSETS	2012	2011
Current Assets
Cash	$8,645	$1,214
Total Current Assets	8,645	1,214

TOTAL ASSETS	$8,645	$1,214

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued compensation to officer and shareholder	$8,223	$-
Total Current Liabilities	8,223	-

Total Liabilities	8,223	-

Stockholders’ Equity
Preferred stock: $0.001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock: $0.001 par value; 74,000,000 shares authorized; 25,000,000 shares issued and outstanding	25,000	25,000
Accumulated other comprehensive income	876	1,283
Accumulated deficit	(25,454)	(25,069)
Total Stockholders’ Equity	422	1,214

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,645	$1,214

See accompanying notes to the financial statements.

E C CONSULTING INTERNATIONAL, INC.

STATEMENTS OF OPERATIONS

FOR THE FISCAL YEARS ENDED MARCH 31, 2012 AND 2011

	2012	2011

REVENUES	$73,253	$38,022

OPERATING EXPENSES
Compensation	73,638	44,942
Organization	-	25,000
TOTAL OPERATING EXPENSES	73,638	69,942

NET (LOSS)	$(385)	$(31,920)

NET (LOSS) PER SHARE: BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	25,000,000	25,000,000

See accompanying notes to the financial statements.

E C CONSULTING INTERNATIONAL, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE FISCAL YEARS ENDED MARCH 31, 2012 AND 2011

	Common Stock	Common Stock Amount	Retained Earnings (Deficit)	Accumulated Comprehensive Income	Total
Balance – April 1, 2010	-	$-	$6,851	$-	$6,851
Issuance of Common Shares	25,000,000	25,000	-	-	25,000
Translation gain	-	-	-	1,283	1,283
Net loss	-	-	(31,920)	-	(31,920)
Balance – March 31, 2011	25,000,000	25,000	(25,069)	1,283	1,214
Translation loss	-	-	-	(407)	(407)
Net loss	-	-	(385)	-	(385)
Balance March 31, 2012	25,000,000	$25,000	$(25,454)	$876	$422

See accompanying notes to the financial statements.

E C CONSULTING INTERNATIONAL, INC.

STATEMENTS OF CASH FLOWS

FOR THE FISCAL YEARS ENDED MARCH 31, 2012 AND 2011

	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) for the year	$(385)	$(31,920)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued to cover organization expenses	-	25,000
Increase in accrued compensation	8,223	-
Cash Flows Provided by (Used in) Operating Activities	7,838	(6,920)

CASH FLOWS FROM FINANCING ACTIVITIES
Noninterest-bearing loan from officer	10,000	-
Repayment of loan	(10,000)	-
	-	-

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

NET INCREASE (DECREASE) IN CASH	7,838	(6,920)
Impact of translation gain (loss)	(407)	1,283
Cash, beginning of year	1,214	6,851
Cash, end of year	$8,645	$1,214

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See accompanying notes to the financial statements.

E C CONSULTING INTERNATIONAL, INC.

Notes to the Financial Statements

March 31, 2012 and 2011

NOTE 1 – ORGANIZATION

E C Consulting International, Inc. (the “Company” or “ECC”) was founded in 2000 as a sole proprietorship doing business under the name “Educons.” It went through several changes in legal form before being incorporated as a C corporation under the laws of the State of Nevada on July 7, 2010. The day-to-day operations of the Company did not change as a result of the changes in legal structure.

The Company has provided seminars to employees of companies, principally pharmaceutical companies, in Switzerland, Germany, France and Italy. It plans on providing seminars in the United States. The seminars are designed to help people who are managers, marketers or sales people at all levels to learn how to deal with people more effectively.

The transaction in which the sole proprietorship became an incorporated entity in the State of Nevada has been accounted for in a manner similar to a recapitalization for financial accounting purposes. The accompanying financial statements have been prepared as if the transaction had occurred on the first day of the first period (April 1, 2010) included in the financial statements, and all operating data represents an ongoing continuation of the Company’s operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a fiscal year ending on March 31.

Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Stock-based Compensation

The Company will follow Accounting Standards Codification (ASC) 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.  The Company has adopted the provisions of ASC 260.

Foreign Currency Translation

Billings and collections of receivables have been denominated in Swiss francs.

The financial statements of the Company’s foreign operations are translated from Swiss francs into U.S. dollars. Assets and liabilities are translated at current exchange rates as of the balance sheet date, equity accounts at historical exchange rates, while revenue and expense accounts are translated at the average rates in effect during the year. Translation adjustments are not included in determining net income, but are included in accumulated other comprehensive income (loss).

Earnings (Loss) per Share

Net loss per common share is computed pursuant to ASC 260-10-45. Basic and diluted net income per common share has been calculated by dividing the net income for the period by the basic and diluted weighted average number of common shares outstanding assuming that the Company incorporated as of the beginning of the first period presented. There were no dilutive shares outstanding as of March 31, 2012 or 2011.

Income Taxes

The Company operated as a Swiss sole proprietorship until July 2010. No provision for income taxes assuming the Company had been taxed as a C corporation for federal and state income tax purposes has been presented because the Company did not have pretax income in any period presented.

Going forward income taxes will be provided in accordance with ASC 740, Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results  from  the net  change  during  the  year of  deferred  tax  assets  and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

No provision was made for Federal income tax.

Revenue Recognition

The Company follows ASC 605-10-S99-1 for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

 Subsequent Events

The Company follows the guidance in ASC 855-10-50 for the disclosure of subsequent events. The Company evaluates subsequent events from the date of the balance sheet through the date when the financial statements are issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them with the SEC on the EDGAR system.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

In June 2011, the FASB issued Accounting Standards Update (“ASU”) 2011-05, Presentation of Comprehensive Income (“ASU 2011-05”). ASU 2011-05 amends ASC Topic 220, Comprehensive Income, to improve the comparability, consistency, and transparency of financial reporting and to increase the prominence of items reported in other comprehensive income. The guidance requires entities to report the components of comprehensive income in either a single, continuous statement or two separate but consecutive statements. The guidance will impact the presentation, but not amounts, of the Company’s translations gains and losses and become effective for the Company’s fiscal year ending March 31, 2013. The Company believes that the guidance will not have a material impact on the Company’s financial statements.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (JOBS Act). Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the benefits of this extended transition period.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company had an accumulated deficit at March 31, 2012 and had no source of debt or equity financing.

While the Company is attempting to generate additional revenues, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management believes that the actions presently being taken to increase the number of seminars given, which includes attempting to break into the market in the United States, has a realistic chance of succeeding. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – INCOME TAX

The Company files its U.S. income tax return on the cash basis of accounting. At March 31, 2012, it had a net operating loss carry forward in the amount of approximately $24,000 which will expire in the tax year ending March 31, 2031.

The net operating loss has created a deferred tax benefit in the amount of approximately $8,200 which has been offset by a valuation allowance in the same amount as there is no assurance that the tax benefit will be realized.

Timing differences representing accrued expenses of approximately $7,800 have not been deducted to arrive at federal taxable income.

NOTE 5 – SHARE CAPITAL

The Company is authorized to issue 74,000,000 shares of common stock and 1,000,000 shares of preferred stock. At the time of incorporation in Nevada, the Company issued 24,000,000 shares of its common stock to its President in exchange for the business of Educons and for costs and services incurred upon incorporation in July 2010 and issued 1,000,000 shares to its other director for services rendered. These services were valued at their par value of $24,000 and $1,000, respectively.

There are 25,000,000 shares of common stock outstanding.

NOTE 6 – CONCENTRATION OF RISK

The Company has given limited numbers of seminars in 2012 and 2011. Each seminar constitutes a material percentage of annual revenues.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. The Company's office is provided to it by its President who incurs no incremental costs as a result of the Company using the space. Therefore, he does not charge for its use. His compensation is assumed to cover use of the office and equipment. There is no written lease agreement, and no obligation for him to continue this arrangement.

The compensation paid to the Company’s President covers expenses for supplies and travel.

ECC entered into an agreement whereby Dr. Gehret will be lending funds to us if necessary to cover our registration/offering expenses provided that he has the resources to do so if and when the funds are needed. No amounts were outstanding under this agreement as of March 31, 2012 or 2011.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events from April 1, 2012 through July 27, 2012, the date of issuance of the audited financial statements and has determined it does not have any material subsequent events to disclose.

E C CONSULTING INTERNATIONAL, INC.

BALANCE SHEETS

SEPTEMBER 30, 2012 and MARCH 31, 2012

(Unaudited)

ASSETS	September 30, 2012	March 31, 2012
Current Assets:
Cash	$2,322	$8,645
Account receivable	-	-
Total Current Assets	2,322	8,645
TOTAL ASSETS	$2,322	$8,645

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accrued compensation and other expenses	$4,318	$8,223
Total Current Liabilities	4,318	8,223

Loan Payable	3,741	-

Total Liabilities	8,059	8,223

Stockholders’ Equity (Deficit)
Preferred stock: $0.001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock: $0.001 par value; 74,000,000 shares authorized; 25,000,000 shares issued and outstanding	25,000	25,000
Accumulated other comprehensive income	998	876
Accumulated deficit	(31,735)	(25,454)
Total Stockholders’ Equity (Deficit)	(5,737)	422

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$2,322	$8,645

See accompanying notes to the financial statements.

E C CONSULTING INTERNATIONAL, INC.

STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(Unaudited)

	2012	2011

REVENUES	$14,497	$21,634

OPERATING EXPENSES
Compensation	14,969	19,932
General and administrative	5,809	-
TOTAL OPERATING EXPENSES	20,778	19,932

INCOME (LOSS) FROM OPERATIONS	$(6,281)	$1,702

COMPREHENSIVE INCOME
Translation gains – net	122	-
NET INCOME (LOSS)	$(6,159)	$1,702

NET INCOME (LOSS) PER SHARE: BASIC AND DILUTED	$(0.00)	$0.00

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	25,000,000	25,000,000

See accompanying notes to the financial statements.

E C CONSULTING INTERNATIONAL, INC.

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(Unaudited)

	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Income (loss) for the period	$(6,281)	$1,702
Adjustments to reconcile net loss to net cash used in operating activities:
Change in net operating assets	(3,905)	14,063
Cash Flows Provided by (Used in) Operating Activities	(10,186)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan from nonaffiliated	3,741	-

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

NET INCREASE (DECREASE) IN CASH	(6,445)	15,765
Impact of translation gain (loss)	122	63
Cash, beginning of period	8,645	1,214
Cash, end of period	$2,322	$17,042

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See accompanying notes to the financial statements.

E C CONSULTING INTERNATIONAL, INC.

Notes to the Financial Statements

September 30, 2012 and 2011

(Unaudited)

NOTE 1--BASIS OF PRESENTATION

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) set forth in Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.  Unaudited interim results are not necessarily indicative of the results for the full fiscal year.  These financial statements should be read in conjunction with the financial statements of the Company for the fiscal year ended March 31, 2012 and notes thereto contained elsewhere in this Prospectus.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company had negative working capital and an accumulated deficit at September 30, 2012 and had no source of debt or equity financing.

While the Company is attempting to generate additional revenues, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management believes that the actions presently being taken to increase the number of seminars given, which includes attempting to break into the market in the United States, has a realistic chance of succeeding. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – NOTE PAYABLE

On May 17, 2012, the Company received a loan of $2,500 from an unaffiliated entity, Cohort Investments, LLC. On September 28, 2012, the lender advanced an additional $1,241 which brought the principal balance of the loan to $3,741. The loan bears interest at 5% per annum and is due on or before December 31, 2013.

NOTE 4 - SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events from October 1, 2012 through November 21, 2012, the date these financial statements were available for issuance and has determined it does not have any material subsequent events to disclose.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________, 2013 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

__,000,000 Shares

E C Consulting International, Inc.

Common Stock

PROSPECTUS

__, 2012

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA

7

RISK FACTORS

7

USE OF PROCEEDS

16

THE OFFERING

17

DETERMINATION OF OFFERING PRICE

18

DILUTION

18

DIVIDEND POLICY

19

MARKET FOR SECURITIES

19

NOTE REGARDING FORWARD-LOOKING STATEMENTS

21

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

22

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

31

PRINCIPAL SHAREHOLDERS

34

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

35

DESCRIPTION OF CAPITAL STOCK

35

PLAN OF DISTRIBUTION

39

LEGAL MATTERS

43

EXPERTS

43

INTERESTS OF NAMED EXPERTS AND COUNSEL

43

UNAUDITED INTERIM STATEMENTS

WHERE YOU CAN FIND MORE INFORMATION

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$1.43
FINRA filing fee	100.00
*Accounting fees and expenses	7,000.00
*Legal fees and expenses	30,000.00
*Transfer agent fees	2,500.00
*Blue Sky fees and expenses	5,000.00
*Miscellaneous expenses	398.57

Total	$45,000.00

*Indicates expenses that have been estimated for filing purposes.

ITEM 14

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its Certificate of Incorporation at Article VII thereof providing for indemnification of its officers and directors as follows.

Our Articles of Incorporation at Article XI provide for indemnification as follows: "No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification."

 Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15

RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form S1, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs.

Of the 25,000,000 outstanding common shares, 24,000,000 were issued to Dr. Gehret, the Company’s president upon our incorporation in Nevada on July 7, 2010 in exchange for the business of ECC when it functioned as a sole proprietorship and organizational expenses/services incurred upon incorporation and 1,000,000 shares were issued to our other director, Danielle J. Gehret, for services rendered. Danielle J. Gehret is the wife of Dr. Jean-Claude E. Gehret.

The foregoing issuances of securities were affected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, (the “Act”) as amended. All security holders were very knowledgeable about the day-to-day operations of the Company and were also provided with a pre-filing copy of the Company’s Registration Statement and acknowledged having read and reviewed same and having no further questions with respect to their respective investments.

ITEM 16

EXHIBITS

3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Frank J. Hariton, Attorney-at-Law
10.1*	Agreement between the Company, Its President and Counsel
14.1	Code of Ethics
23.1	Consent of PMB Helin Donovan, LLP
23.1a*	Consent of PMB Helin Donovan, LLP
23.1b**	Consent of PMB Helin Donovan, LLP
23.1c***	Consent of PMB Helin Donovan, LLP
23.1d****	Consent of PMB Helin Donovan, LLP
23.2	Consent of Frank J. Hariton, Attorney-at-Law (included in Exhibit 5.1)
23.2a*	Consent of Frank J. Hariton, Attorney-at-Law (included in Exhibit 5.1)
23.2b**	Consent of Frank J. Hariton, Attorney-at-Law (included in Exhibit 5.1)
23.2c***	Consent of Frank J. Hariton, Attorney-at-Law (included in Exhibit 5.1)
23.2d****	Consent of Frank J. Hariton, Attorney-at-Law (included in Exhibit 5.1)
99.1	Copy of Subscription Agreement
99.2	Escrow Agreement

* Filed with Pre-Effective Amendment #1

** Filed with Pre-Effective Amendment #2

***Filed with Pre-Effective Amendment #3

****Filed with Pre Effective Amendment #4

Exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 17

UNDERTAKINGS

a.

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

ii

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)

Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aesch, Switzerland on the 4th day of December, 2012.

E C CONSULTING INTERNATIONAL, INC.

/s/ Dr. Jean-Claude E. Gehret
By: Dr. Jean-Claude E. Gehret, President, CEO, Principal Executive Officer, Treasurer, Chairman, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date

/s/ Dr. Jean-Claude E. Gehret		December 4, 2012
By: Dr. Jean-Claude E. Gehret Chief Executive Officer	President, CEO, Principal Executive Officer, Treasurer, Chairman, Principal Financial Officer and Principal Accounting Officer

/s/ Danielle J. Gehret		December 4, 2012
By: Danielle J. Gehret	Director

II-4